Exhibit 10.1

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of August 3, 2018 to the Second Amended and Restated Advisory Agreement, effective as of August 11, 2017 (the “Agreement”), by and between RW Holdings NNN REIT, Inc. (the “Company”), Rich Uncles NNN REIT Operator, LLC (the “Advisor”) and BrixInvest, LLC (the “Sponsor”).

AMENDMENT

Paragraph (a) of Section 9 of the Agreement is hereby amended and restated in its entirety to read in full as follows:

“(a) Asset Management Fee. For each Applicable Class, the Company shall pay to the Advisor or an Affiliate of the Advisor as compensation for the advisory services rendered to the Company under Paragraph 3 above, a monthly fee (the “Asset Management Fee”) in an amount equal to 0.1% of the Company’s Total Investment Value as of the end of the preceding month plus the book value of any Properties acquired during the current month pro-rated based on the number of days such Properties were owned during the month; provided, however, that the Advisor shall pay a portion of its Asset Management Fee as a rebate to Large Investors. Such rebate shall be paid monthly to the Large Investors in an amount equal to one-half of the monthly Asset Management Fee percentage (0.1%) multiplied by such Large Investor’s investment in the Company. The Asset Management Fee shall be payable monthly on the last business day of such month. The Asset Management Fee, which must be reasonable in the determination of the Company’s Independent Directors at least annually, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. Additionally, to the extent the Advisor elects, in its sole discretion, to defer all or any portion of its monthly Asset Management Fee, the Advisor agrees that it will waive, not defer, that portion of its monthly Asset Management Fee that is up to 0.025% of the Company’s Total Investment Value.”

No other term or provision of the Agreement shall be deemed amended, changed or modified except as set forth above.

IN WITNESS WHEROF, the undersigned have executed this Amendment as of the date first set forth above.

RW Holdings NNN REIT, Inc.			BrixInvest, LLC

By:	/s/ RAYMOND J. PACINI		By:	/s/ HAROLD HOFER
	Raymond J. Pacini			Harold Hofer
	Chief Financial Officer			Manager

Rich Uncles NNN REIT Operator, LLC

By:	BrixInvest, LLC,
Manager

	By:	/s/ HAROLD HOFER
Harold Hofer
Manager

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